PARTNERSHIP UNIT PURCHASE AGREEMENT
PARTNERSHIP UNIT PURCHASE AGREEMENT (the “Agreement”), dated as of the latest date set forth on the signature page hereto, between Artisan Partners Asset Management Inc. (“APAM”) and the limited partner of Artisan Partners Holdings LP (“Holdings”) listed on the signature page hereto (“you”).
WHEREAS, APAM proposes to conduct a registered public offering (the “Offering”) of shares of its Class A common stock (“Class A Common Stock”), the net proceeds of which it will use to purchase convertible preferred shares of APAM and partnership units of Holdings from electing limited partners of Holdings, including from you.
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, APAM and you agree as follows:
1.Transaction Process.
(a)On the terms and subject to the conditions set forth herein, at the closing of the Offering (the “Closing”) and, if applicable, the closing for the purchase of additional shares of Class A Common Stock pursuant to the underwriters’ option to purchase such shares (the “Optional Closing”), you agree to sell to APAM up to a maximum number of partnership units not to exceed your Maximum Sale Number (as defined on the signature page hereto). You may not terminate this Agreement or change your Maximum Sale Amount (as set forth on the signature page hereto) after the Effective Time (as defined in Section 12 below). The actual number of partnership units APAM purchases from you will be determined in accordance with Section 3.05(a) of the Amended and Restated Resale and Registration Rights Agreement, dated as of November 6, 2013 (the “Resale and Registration Rights Agreement”) and will be subject to the total number of shares of Class A Common Stock sold by APAM in the Offering, as determined by a pricing committee of the board of directors of APAM.
(b)At the Closing and, if applicable, the Optional Closing, APAM will purchase a number of partnership units from you in accordance with Section 1(a) above and pay or cause to be paid to you a per partnership unit purchase price equal to the public offering price at which each share of Class A Common Stock is sold in the Offering (the “Public Offering Price”), less the underwriting discount per share. The Public Offering Price and underwriting discount per share will be determined by a pricing committee of the board of directors of APAM. If the Public Offering Price is less than $[ ] per share, you will have no obligation to sell to APAM any partnership units. So long as the Public Offering Price is equal to or more than $[ ] per share, you will be obligated to sell up to your Maximum Sale Number to APAM.
(c)The amount payable to you at the Closing and, if applicable, the Optional Closing, pursuant to Section 1(b) will be payable by wire transfer in immediately available funds to the account designated by you on the signature page hereto.
(d)Immediately upon payment of the purchase price for your partnership units at the Closing and, if applicable, the Optional Closing, a number of shares of Class B common stock of APAM held by you equal to the number of partnership units purchased from you on such date shall be automatically cancelled in accordance with APAM’s amended and restated certificate of incorporation.
2.Your Representations. You represent to APAM as of the date hereof, as of the Closing and, if applicable, as of the Optional Closing as follows:
(a)    You (i) own your partnership units beneficially and of record free and clear of any lien, encumbrance or restriction whatsoever (except as contemplated by the Fifth Amended and Restated Limited Partnership Agreement of Holdings or the Resale and Registration Rights Agreement), (ii) have not conveyed, transferred or sold any interest in your partnership units to any other person and (iii) upon consummation of the transactions contemplated by this Agreement at the Closing or Optional Closing, as the case may be, shall transfer to APAM the partnership units to be sold by you to APAM on such date free and clear of any lien, encumbrance or restriction whatsoever.
(b)    You have the full legal right and requisite power and authority and have taken all action and obtained all consents necessary in order to execute, deliver and perform fully your obligations under this Agreement. You have the legal capacity to execute and deliver this Agreement. This Agreement is a valid and binding agreement, enforceable against you in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c)    You have carefully read this Agreement and you understand and agree that, except as expressly provided in this Agreement, none of APAM or Holdings, or their respective directors, officers, employees, partners, subsidiaries, agents, representatives, advisors or affiliates, have made nor will make any representation or warranty with respect to the worthiness, terms, value or any other aspect of the transactions contemplated by this Agreement and each explicitly disclaims any representation or warranty, express or implied, with respect to such matters.
(d)    You understand and agree that all of your partnership units that are not purchased by APAM pursuant to this Agreement (the “Retained Units”) will be governed by the terms and conditions of the Fifth Amended and Restated Agreement of Limited Partnership of Holdings, and any amendments thereto from time to time, and that there is no guarantee that the future value ultimately realized by you for each Retained Unit will be comparable to (and may be less than or more than) the purchase price per unit paid to you pursuant to this Agreement.
(e)    To the extent you have deemed necessary, in light of your knowledge and experience in business and financial matters, you have consulted with your attorney, financial advisor and others regarding all legal, financial, securities and tax aspects of the transactions contemplated by this Agreement, including the risks thereof, and such advisors have reviewed this Agreement on your behalf.
(f)    Neither you, nor any person controlling or controlled by you, or, to the best of your knowledge, any person having a beneficial interest of 5% or more in you in the aggregate, is a person who: (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing statute, executive order or regulation; (ii) is otherwise a party with whom, or has its principal place of business, or the majority of its business operations (measured by revenues) located, in a country in which, transactions are prohibited by (A) United States Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism; (B) the United States Uniting and Strengthening America by Providing Appropriate Tools required to Intercept and Obstruct Terrorism Act of 2001; (C) the United States Trading with the Enemy Act of 1917, as amended; (D) the United States International Emergency Economic Powers Act of 1977, as amended or (E) the foreign asset control regulations of the United States Department of the Treasury; (iii) has been convicted of or charged with a felony relating to money laundering or (iv) is under investigation by any governmental authority for money laundering.
(g)    The execution, delivery and performance of this Agreement does not and will not (i) constitute a breach or violation of, or a default under, or give rise to any lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit, license or agreement of yours or to which you are subject or bound, (ii) constitute a breach or violation or a default under any agreement or contract to which you are a party or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit, license or agreement applicable to you.
(h)    There is no pending or, to your knowledge, threatened, litigation, action, proceeding, application, complaint or investigation (i) affecting your partnership units or (ii) which purports to affect the legality, validity or enforceability of this Agreement.
(i)    You are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.
3.APAM Representations. APAM represents to you as of the date hereof, as of the Closing and as of the Optional Closing as follows:
(a)    APAM has the full legal right and requisite power and authority and has taken all action and obtained all consents necessary in order to execute, deliver and perform fully its obligations under this Agreement. APAM has the legal capacity to execute and deliver this Agreement. This Agreement is a valid and binding agreement, enforceable against APAM in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(b)    None of APAM, any person controlling or controlled by it, or, to the best of APAM’s knowledge, any person having a beneficial interest of 5% or more in it, is a person who: (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing statute, executive order or regulation; (ii) is otherwise a party with whom, or has its principal place of business, or the majority of its business operations (measured by revenues) located, in a country in which, transactions are prohibited by (A) United States Executive Order 13224, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism; (B) the United States Uniting and Strengthening America by Providing Appropriate Tools required to Intercept and Obstruct Terrorism Act of 2001; (C) the United States Trading with the Enemy Act of 1917, as amended; (D) the United States International Emergency Economic Powers Act of 1977, as amended or (E) the foreign asset control regulations of the United States Department of the Treasury; (iii) has been convicted of or charged with a felony relating to money laundering or (iv) is under investigation by any governmental authority for money laundering.
(c)    The execution, delivery and performance of this Agreement do not and will not (i) constitute a breach or violation of, or a default under, or give rise to any lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit, license or agreement of APAM or to which APAM is subject or bound, (ii) constitute a breach or violation or a default under any agreement or contract to which APAM is a party or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit, license or agreement applicable to APAM (other than any consents or approvals that may be required by the SEC, NYSE and FINRA in connection with the Offering).
(d)    There is no pending or, to APAM’s knowledge, threatened, litigation, action, proceeding, application, complaint or investigation which purports to affect the legality, validity or enforceability of this Agreement.
4.Power of Attorney.
(a)    You hereby irrevocably appoint and constitute each of Charles J. Daley, Jr. and Sarah A. Johnson, having an address c/o Artisan Partners Holdings LP, 875 E. Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202, acting jointly or each of them acting individually in his or her capacity hereunder, with full power of substitution and resubstitution, as true and lawful attorneys-in-fact (individually, an “Attorney-in-Fact” and collectively, the “Attorneys-in-Fact”) of you in your capacity as a limited partner of Holdings, to act in the name of and for and on behalf of you with respect to all matters arising in connection with the negotiation, execution and delivery of the Lock-Up Agreement in connection with the Offering and to do each and every act and thing whatsoever that each or both of the Attorneys-in-Fact, in their, his or her sole discretion, may deem necessary, advisable or appropriate in connection with the negotiation, execution and delivery of the Lock-Up Agreement and your participation therein, including, but not limited to, the approval of any changes as each or all of the Attorneys-in-Fact may determine are necessary, advisable or appropriate (such determination to be conclusively evidenced by the execution and delivery thereof). The undersigned hereby ratifies and confirms all acts and things that each or all of the Attorneys-in-Fact may do or cause to be done by virtue of this Section 4 (the “Power of Attorney”).
(b)    This Power of Attorney shall be irrevocable until such time as the Lock-Up Agreement has become effective, and shall be deemed to be coupled with an interest sufficient at law to support an irrevocable power. Pursuant to Section 17-204(c) of the Delaware Revised Uniform Limited Partnership Act, this Power of Attorney shall not be affected by subsequent death, disability, incapacity, dissolution, termination of existence or bankruptcy of, or any other event concerning, the undersigned. The execution and delivery of this Power of Attorney shall not be deemed to revoke any other power granted or conveyed prior to the date hereof.
(c)    You agree, to the fullest extent permitted by applicable law, to indemnify and hold the Attorneys-in-Fact, jointly and severally, free and harmless from any and all loss, damage, liability or expense incurred in connection herewith, including reasonable attorney’s fees and costs, which they, or either of them, may sustain as a result of any action taken in good faith hereunder.
(d)    This Power of Attorney for all purposes shall be governed by and construed in accordance with, the laws of the State of Delaware. You agree (a) that this Power of Attorney involves at least $100,000.00 and (b) that this Power of Attorney has been entered in express reliance upon 6 Del.C. § 2708 with respect to choice of Delaware law. You hereby irrevocably and unconditionally confirm and agree (i) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (ii) to the extent that you are not otherwise subject to service of process in the State of Delaware, service of process may be made on you by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to this clause (ii) shall have the same legal force and effect as if served upon you personally within the State of Delaware.
5.Further Assurances. The parties shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary to make effective this Agreement and the transactions contemplated therein.
6.Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware.
7.Consent to Jurisdiction.
(a)    Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court declines jurisdiction, the courts of the State of Delaware sitting in Wilmington, Delaware and of the United States District Court for the District of Delaware sitting in Wilmington, Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the fullest extent permitted by applicable law, in such United States District Court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7(a). Each party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
(c)    Each party irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by law.
8.Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.
9.Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.
10.Entire Agreement. This Agreement and the Resale and Registration Rights Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings (oral or written) of the parties in connection with any matter covered hereby.
11.Assignment; No Third-Party Beneficiaries. The rights of the parties hereunder may not be assigned to any person without the prior written consent of the other party, and this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement and their respective successors and permitted assigns. Any purported assignment in contravention of this Section 11 shall be null and void.
12.Effectiveness and Termination. This Agreement shall become effective upon its execution and delivery by each party hereto (the “Effective Time”) and shall terminate upon the earlier of (i) written notification by APAM to you that it does not intend to proceed with the Offering and (ii) May 31, 2013 in the event that the Offering shall not have been consummated on or prior to such date. In the event of any termination pursuant to this Section 12, this Agreement shall be null and void and have no further force or effect, and each party hereto shall be released and relieved from all liabilities and obligations in connection herewith, provided that no party hereto shall be relieved of any liabilities or obligations arising out of its willful breach of any provision hereunder.
13.Notices. Any notice or other communication hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto at the addresses and other contact information set forth in the records of Holdings from time to time.
14.Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 14.
[Next page is signature page.]
Please indicate your agreement with the foregoing by completing and signing in the spaces indicated below.

ARTISAN PARTNERS ASSET MANAGEMENT INC.
By:
Name:
Title:

Date:

Please fill in your “Maximum Sale Amount” in the following blank: $___________________. Your Maximum Sale Amount may not be greater than .
Should APAM pay you for your partnership units via the bank account in which you currently receive distributions from Artisan? Yes____ No_____
If you responded “No”, on the following page please provide the wire transfer instructions for the bank account to which payment for your partnership units should be made.

Completed, accepted and agreed:
[Partner Name]
By:
Name:
Title:

Date: